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                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

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
                                           Three Months Ended
                                                March 31,
                                            2004        2003
                                           ------      ------
                                  (in thousands, except per share data)
BASIC

Net Income                                 $  548      $  474
/ Weighted Average Shares                   2,689       2,634
                                           ------      ------

Basic Earnings Per Share                   $ 0.20      $ 0.18
                                           ======      ======


DILUTED

Net Income                                 $  548      $  474
/ Weighted Average Shares                   2,754       2,677
                                           ------      ------
Diluted Earnings Per Share                 $ 0.20      $ 0.18
                                           ======      ======
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